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                                                                    EXHIBIT 10.7

                       OPTIMA SERVICES AGREEMENT (MEMBER)

         THIS SERVICES AGREEMENT, (this "Agreement") is made this April 23, 1999 by and between OMNI OFFICES INC. ("Optima")and the undersigned ("Client") C3D, Inc. for the short term use of certain services and facilities offered by Optima at 1875 Charleston Road, Mountain View, CA 94043 (the "Facility"). In consideration of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. TERM. The term of this Agreement shall begin on July 1, 1999 and end on July 30, 1999 (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement shall be automatically renewed each month thereafter upon the same terms and conditions, except as may be otherwise provided herein, for successive one-month terms (each, a "Renewal Term") unless earlier terminated by either party upon thirty (30) days advance written notice received by Optima no later than the first day of any month during the term of this Agreement. The Initial Term, together with all Renewal Terms, is referred to herein as the "Term" of this Agreement.

2. BASIC FEE. Client shall pay $1,534.47 (the "Fee") per month during the Term, which shall entitle the Client to the services listed in Schedule "A". The Fee may be subject to escalation on the first day of each calendar year if, and in the same percentage increment that, the rent paid by Optima on the Facility is escalated pursuant to Optima's lease for the Facility (the "Optima Lease").

3. SERVICES AND FEES. Optima hereby grants to Client the nonexclusive privilege and right, subject to the terms and conditions contained herein, to use in common with other customers, tenants, licensees, occupants and other parties with whom Optima may contract, certain office services (the "Services") provided by Optima between the hours of 9:00 A.M. and 5:00 P.M. Monday through Friday (except on public holidays) as described on Schedule "B". Charges for the Services shall be billed separately from the Fee at the rates indicated on Schedule "B". Client shall pay all such charges promptly upon receipt of each invoice for such charges. At any time the charges incurred by Client for the Services exceed the amount of the Expense Deposit stated below, Optima shall not be obligated to provide any further Services under this Agreement until the balance due is reduced below the amount of the Expense Deposit.

4. USE OF SERVICES. Client shall use the Services only for the following business purposes: computer peripherals and for no other use without Optima's prior written consent. The following individual shall be entitled to the Services and the use of the Facility, on behalf of Client: Ingolf Sandler. In addition for so long as they are employees of Client, shall be entitled to the Services, and the use of the Facility, on behalf of Client, except that Optima shall not be obligated to take or receive telephone messages for or on behalf of such individuals. Client shall be responsible for prompt payment of all invoices for Services provided to any of the individuals identified in this Paragraph 4. Furthermore, Client shall use the Services in compliance with all applicable laws and Client shall not use the Services for any purpose that may be dangerous to life, limb or property, or that may invalidate or increase the premium of any insurance policy carried on the Facility or the building containing the Facility or covering its operation. Client shall not suffer or permit the Facility to be used in any manner or anything to be brought into or kept therein that, in the judgment of Optima, shall in any way impair or tend to impair the character, reputation or appearance of the Facility, or that will impair or interfere with or tend to impair or interfere with any of the Services provided by Optima for the Facility. Client shall not be entitled to transfer, assign or sublease its rights to the Services or under this Agreement to any other person or entity. In

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addition, Client acknowledges receipt of a copy of Optima's Rules and
Regulations, which are incorporated herein by reference, and agrees to strictly comply with them. Any unauthorized use of the Services by Client or any violation of the Rules and Regulations shall be deemed a default hereunder and in addition to any other remedies available to Optima hereunder and both at law and in equity, Optima shall be entitled to retain the Expense Deposit as partial liquidated damages and Client acknowledges that this provision is fair and reasonable under the circumstances and is not a penalty.

5. EXPENSE DEPOSIT. Client shall deposit in advance with Optima a deposit of $1,900.00 (the "Expense Deposit"). In the event of any default by Client hereunder, Optima may, cumulative to all other remedies found at law or in equity, apply or retain all or any part of the Expense Deposit to cure such default or to reimburse Optima for any damages, losses, claims or expenses Optima may have incurred by reason of the default. If at the end of the Term Client shall not be in default under this Agreement, the Expense Deposit, or any balance thereof, shall be returned to Client without interest. The Expense Deposit is not to be considered the final payment due under this Agreement.

6. NO LIABILITY. Client acknowledges and agrees that the Services provided are subject to human, electrical and mechanical error or other failure, which may result in the delay, omission or discontinuance of the Services. Client further acknowledges that the Services are without any warranty of any kind or character. Client's sole remedy, and Optima's sole obligation for any failure to render any Service, any error or omission, or any delay or interruption with respect thereto, is limited to an adjustment to Client's billing in an amount equal to the charge for such Service, for the period during which the failure, delay or interruption continues. WITH THE SOLE EXCEPTION OF THE REMEDY SET FORTH IN THIS PARAGRAPH, CLIENT EXPRESSLY AND SPECIFICALLY AGREES TO WAIVE, AND AGREES NOT TO MAKE, ANY CLAIM FOR DAMAGES, DIRECT OR CONSEQUENTIAL, INCLUDING WITH RESPECT TO LOST BUSINESS, ARISING OUT OF ANY FAILURE TO FURNISH ANY SERVICE, ANY ERROR OR OMISSION WITH RESPECT THERETO, OR ANY DELAY OR INTERRUPTION OF THE SAME. Notwithstanding anything in this Agreement to the contrary, there shall be no such billing adjustment if Client is in default hereunder. All personal property of Client located from to time at the Facility shall be at the sole risk of Client and Optima shall not be liable for and is hereby released from all liability with respect to damage thereto or theft thereof to the full extent allowed by law.

7. INDEMNITY. As part of the consideration hereunder, Client expressly indemnifies and holds Optima harmless from any and all claims, demands, losses, expenses, injury to either person or property, and any other damage or loss, including reasonable attorney's fees, which Optima may incur as a result of this Agreement. Client acknowledges that Optima shall have no liability to Client as to any claim for damages of any kind or character except such damages resulting directly from Optima's gross negligence. In no event shall Optima be liable for the conduct of any other client, tenant, occupant, licensee or invitee of the Facility, and such conduct shall not give Client the right to terminate this Agreement.

8. EMPLOYEES. Client recognizes that Optima has expended considerable time, effort and expense in training Optima's employees so as to provide high quality service to Client, and that the hiring by Client of Optima's present employees or any employee employed by Optima within a six (6) month period prior to the employment offer by Client to such employee would save Client, and cause Optima to expend, considerable time and expense in training and procurement, the amount


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of which cannot be determined with certainty. Should Client, during the Term of this Agreement or a period of twelve (12) months thereafter, offer employment to or subsequently employ any employee of Optima who is or was an employee of Optima at any time during the six (6) month period immediately preceding such offer of employment by Client, Client shall pay to Optima, as a procurement fee and not as a penalty, a sum equal to forty percent (40%) of the annual salary last payable by Optima to such employee or $8,000.00, whichever is greater. The payment of said procurement fee shall be cumulative to any other rights and remedies available at law and in equity.

9. DEFAULT. In the event that Fee or charges for the Services are not paid within five (5) calendar days after receipt of an invoice for Services, or of written notice from Optima that same have not been paid when due, or if Client shall fail to comply with any of the terms and provisions of this Agreement, Optima may discontinue providing any Service to Client without further notice, including, without limitation, disconnecting telephone services, and Optima may exercise any and all other rights and remedies Optima may have under this Agreement or at law or in equity, Client agrees to pay reasonable attorneys fees and other disbursements incurred by Optima in enforcing any of Client's obligations under this Agreement.

10. SUBORDINATION. This Agreement and all rights of Client hereunder are and shall be subordinate to the Optima Leases, as modified or amended, any and all future leases of the Facility or mortgages, deeds to secure debt or other instruments encumbering the Facility. This Agreement shall terminate and be of no further force or affect upon termination of the Optima Lease.

11. NO INTEREST IN PROPERTY. Client expressly acknowledges and agrees that no easement, usufruct, lease or other estate or interest in real or personal property is granted by this Agreement.

12. NOTICES. All notices required by this Agreement shall be in writing and shall be deemed to have been given when hand-delivered or three (3) days after deposited, postage prepaid, with the United States Postal Service, certified, return receipt requested, and properly addressed as follows:

    If to Optima:

    OPTIMA OFFICES/Atlanta
    1875 Charleston Road
    Mountain View, CA 94043

    if to Client: (other than facility address)

    C3D, Inc.
    747 3rd Avenue
    New York, NY 10017

13. INSURANCE. Client acknowledges that it shall be responsible for maintaining such insurance as Client deems necessary to protect against risk of injury or damage to person or property, including Client's property. Any fire and extended


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risk casualty insurance that Client maintains shall include a waiver of subrogation in favor of Optima and the landlord under the Optima Lease, and any fire and extended risk insurance carried on the Facility by Optima shall likewise contain a waiver of subrogation in favor of Client. In the event the Facility is damaged, destroyed or taken by eminent domain or acquired by private purchase in lieu of eminent domain so as to render the Facility untenantable or unrestorable in Optima's judgment, then within thirty (30) days thereafter by written notice to the other party, either party shall be entitled to terminate this Agreement, but otherwise it shall remain in full force and effect.

14. ARBITRATION. In the event Client alleges any claim against Lessor, Lessor shall have the option of submitting the matter to arbitration on an expedited basis, pursuant to the procedure established by the American Arbitration Association in the metropolitan area in which the Premises are located in lieu of the institution of legal proceedings by Client; Client hereby waiving such right. The decision of the arbitrator shall be binding on the parties. The costs of arbitration shall be paid for by the non-prevailing party, as determined by the arbitrator.

15. CONSTRUCTION. This instrument contains the entire agreement between the parties relative to the subject matter hereof and may not be modified or waived except in a writing signed by Optima and Client. This Agreement shall be construed and enforced in accordance with Georgia law. In the event that any part of this Agreement shall be held to be unenforceable or invalid, the remaining parts of this Agreement shall nevertheless continue to be a valid and enforceable as though the invalid portions had not been a part hereof. Time is of the essence as to the performance of all covenants, terms and provisions of this Agreement by Client.

IN WITNESS WHEREOF, Optima and Client have executed this Agreement as of the date first written above.

OPTIMA:

OMNI OFFICES INC.



By:    /s/  C. Thodas
       ---------------------------
            C. Thodas

Title: ___________________________

CLIENT:

C3D, Inc.



By:    /s/ Eugene Levich
       ---------------------------
Title: CEO


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                                  Schedule "A"
                                  ------------
         Mail Receipt
         Telephone Set and Maintenance
         Voice Mail
         Office #31
         8 Hours Small Conference Room Use

                                  Schedule "B"
                                  ------------
Services            Fees
--------            ----
Secretarial         $17.00 per 1/2 hour
Training Room       $85.00 per hour
Copies              $0.20 per page
Faxes               $1.00 per page
Modem (out only)    $5.00 per day
Modem (two-way)     $10.00 per day
IBM PC/OMNINET      $12.50 per hour
MacIntosh/OMNINET   $12.50 per hour
Laser printer       $0.20 per page
Storage (container) $15.00 per month
Binding             $2.50 (soft cover)
Shipping            UPS - $2.00 per shipment + carrier costs
                    Fed-Ex - $2.00 per package + carrier costs
                    Express Mail - actual time +
                    Messenger time

AT&T Language Lines $3.29 per minute
Office Supplies     Cost + Secretarial time
In House Travel
Agency              Included
Call Announce       $50.00 per month
Additional Voice
Mailboxes           $25.00 per month

Use of the other OPTIMA locations (based on availability and subject to the current rate charged at the destination OPTIMA location)
*****RATES SUBJECT TO CHANGE WITH 30 DAY NOTICE*****


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                              RULES AND REGULATIONS

         (1) Lessees will conduct themselves in a businesslike manner; proper attire will be worn at all times; the noise level will be kept to a level so as not to interfere with or annoy other lessees.

         (2) Lessee will not affix anything to the walls of the Premises without the prior written consent of the Lessor.

         (3) Lessee will not prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.

         (4) Lessees using public areas may only do so with the consent of the Lessor, and those areas must be kept neat and attractive at all times.

         (5) All corridors, halls, elevators and stairways shall not be obstructed by Lessee or used for any purpose other than egress and ingress.

         (6) No advertisement or identifying signs or other notices shall be inscribed, painted or affixed on any part of the corridors, doors or public areas.

         (7) Lessee shall not, without Lessor's written consent, store or operate any computer (except a desk top computer) or any other large business machines, reproduction equipment, heating equipment, stove, speaker phones, radios, stereo equipment or other mechanical amplification equipment, refrigerator or coffee equipment, or conduct a mechanical business, do any cooking, or use or allow to be used on the Premises oil, burning fluids, gasoline, kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire or any explosives shall be brought into said Premises or Facility. No offensive gases, odors or liquids will be permitted.

         (8) If Lessee requires any special wiring for business machines or otherwise, such wiring shall be done by an electrician designated by Lessor at Lessee's cost. The electrical current shall be used for ordinary lighting purposes only, unless written permission to do otherwise shall first have been obtained from Lessor at an agreed cost to Lessee.

         (9) If Lessee requires any special wiring for telephone equipment or otherwise, such wiring shall be done by personnel designated by Lessor at Lessee's cost. Lessor reserves the right to limit the number and type of lines Lessee can install in Lessee's premises.


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         (10) Lessor and its agents shall have the right to enter the Premises at all reasonable hours for the purpose of making any repairs, alterations or additions which it shall deem necessary for the preservation, safety or improvements of said Premises. In addition, Lessor may enter the Premises to show same at any time within sixty (60) days prior to the end of the term.

         (11) Lessee shall give Lessor immediate access to the Premises to show said Premises on Lessee or Lessor giving notice of intent to vacate in accordance with the provisions of the Agreement. The Lessee shall in no way hinder the Lessor from showing said Premises. In addition, Lessor may enter the Premises to show same at any time within sixty (60) days prior to the end of the term.

         (12) Lessee may not conduct business in the hallways or corridors or any other areas except in its designated offices without written consent of Lessor.

         (13) Lessee will bring no animals into the Premises or Facility.

         (14) Lessee shall not remove furniture, fixtures or decorative material from offices without written consent of Lessor.

         (15) Lessor reserves the right to make such other reasonable rules and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the Facility.

         (16) Lessee shall not smoke nor allow smoking in any area of the Facility and shall comply with all governmental regulations and ordinances concerning smoking.

         (17) Lessee shall not allow more than three (3) visitors in the reception lobby of the Premises at any one time.

         (18) Lessee shall cooperate and be courteous with all other occupants of the Facility and Lessor's staff and personnel.

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